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                      ----------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
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                                   FORM 8-K


                                Current Report
                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)         May 31, 2001
                       --------------------------------

                         United Investors Realty Trust
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            (Exact Name of Registrant as Specified in its Charter)

            Texas                     001-13915              76-0265701
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(State or other jurisdiction of      (Commission           (IRS Employer
incorporation or organization)       File Number)        Identification No.)

                 5847 San Felipe, Suite 850
                        Houston, TX                           77057
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           (Address of principal executive offices)         (Zip Code)

     Registrant's telephone number, including area code:   (713) 781-2860
                               ----------------

                                     N.A.
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.

     On May 31, 2001, United Investors Realty Trust (UIRT) entered into an agreement to merge with Equity One Inc. Shares of UIRT will be convertible, at the option of shareholders of UIRT, subject to certain limitations, into cash or shares of Equity One at a rate of $7.30 per share, without interest. The agreement provides for proration of cash and shares so that approximately 50% of the merger consideration will be paid in cash and approximately 50% in shares of Equity One. The closing of the merger is subject to certain conditions, including approval by the shareholders of UIRT.

     The foregoing description is qualified in its entirety by reference to the Agreement and Plan of Merger, which is attached hereto as Exhibit 2.1.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits:

Exhibit No.       Description

     2.1 Agreement and Plan of Merger Between Equity One, Inc., and United Investors Realty Trust, dated as of May 31, 2001

    99.1 United Investors Realty Trust Press Release, dated May 31, 2001, "United Investors Realty Trust to merge with Equity One"

    99.2 United Investors Realty Trust Press Release, dated June 1, 2001, "Texas Court Dismisses all Claims Against United Investors Realty Trust"


                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 UNITED INVESTORS REALTY TRUST
                                                  (Registrant)

                                 By: /s/ R. Steven Hamner
                                     ----------------------------------------
                                     R. Steven Hamner
                                     Vice President and Chief Financial Officer
                                     (Principal Accounting Officer)

Date: June 4, 2001
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                                 EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION

   2.1 Agreement and Plan of Merger Between Equity One, Inc., and United Investors Realty Trust, dated as of May 31, 2001

  99.1 United Investors Realty Trust Press Release, dated May 31, 2001, "United Investors Realty Trust to merge with Equity One"

  99.2 United Investors Realty Trust Press Release, dated June 1, 2001, "Texas Court Dismisses all Claims Against United Investors Realty Trust"